EXHIBIT 4.6

FIRST AMENDMENT AND JOINDER TO

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

(Series R Preferred Stock)

THIS FIRST AMENDMENT AND JOINDER TO SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Joinder and Amendment Agreement”) is entered into as of October 26, 2004 by and among Pharmasset, Inc. a Delaware corporation (the “Company”), Hoffmann-La Roche Inc., a New Jersey corporation (“Roche”), and the persons named under the headings “Existing Investors” (the “Existing Investors”) and “Existing Stockholders” (the “Existing Stockholders”) on the signature pages hereto.

RECITALS

WHEREAS, pursuant to certain stock purchase and other agreements (as amended and restated, collectively, the “Prior Purchase Agreements”), certain of the Company’s stockholders previously purchased or acquired securities of the Company and/or its predecessor and now hold (a) shares of the Company’s Series A Preferred Stock, $0.001 par value per share (the “Series A Stock”), (b) shares of the Company’s Series B Preferred Stock, $0.001 par value per share (the “Series B Stock”), (c) shares of the Company’s Series C Preferred Stock, $0.001 par value per share (the “Series C Stock”), (d) shares of the Company’s Series D Preferred Stock, $0.001 par value per share (the “Series D Stock”) and (e) warrants to acquire shares of the Company’s Series D-1 Preferred Stock, $0.001 par value per share (the “Series D-1 Stock”); and

WHEREAS, pursuant to a Stock Purchase Agreement of even date herewith between Roche and the Company (the “Series R Purchase Agreement”), Roche has agreed to purchase and the Company has agreed to sell an aggregate of 400,000 shares of the Company’s Series R Preferred Stock, $0.001 par value per share (the “Series R Stock”), and warrants (the “Series R-1 Warrants”) to purchase 470,588 shares of the Company’s Series R-1 Preferred Stock, $0.001 par value per share (the “Series R-1 Stock”); and

WHEREAS, as a condition to completing the purchase, sale and issuance of the Series R Stock and Series R-1 Warrants pursuant to the Series R Purchase Agreement, Roche has requested that the Company extend to Roche the registration rights of an “Investor” as set forth in that certain Second Amended and Restated Stockholders’ Agreement dated as of August 4, 2004 by and among the Company, the Existing Investors and the Existing Stockholders, a copy of which is attached as Exhibit A to this Joinder and Amendment Agreement (the “Existing Stockholders’ Agreement”) and certain other rights as specifically set forth herein; and

WHEREAS, the Existing Stockholders’ Agreement may only be amended with the consent of Existing Investors holding a majority of the Registrable Securities (as defined by the Existing Stockholders’ Agreement) and the consent of Existing Stockholders (other than the Existing Investors) holding at least a majority of the Shares (as defined by the Existing Stockholders’ Agreement), on an as-if-converted basis, held by such existing Stockholders, and an amendment to the registration rights provisions of the Existing Stockholders’ Agreement additionally requires the consent of Existing Investors holding at least two-thirds of the Registrable Securities.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Joinder and Amendment Agreement and in the Purchase Agreement, the Existing Stockholders’ Agreement is hereby amended, and the Company, Roche, the Existing Investors and the Existing Stockholders (collectively, the “Parties”) hereby agree, as follows:

SECTION 1. GENERAL

1.1 Definitions. Capitalized terms used but not otherwise defined in this Joinder and Amendment Agreement shall have the meanings set forth in the Existing Stockholders’ Agreement, as amended hereby. As used in the Existing Stockholders’ Agreement, as amended hereby, the term “Agreement” shall hereafter be deemed to mean the Existing Stockholders’ Agreement as amended by this Joinder and Amendment Agreement. In addition, the Existing Stockholders’ Agreement is hereby amended so that, as used in the Existing Stockholders’ Agreement, as amended hereby, the following terms shall have the following respective meanings:

“Certificate of Incorporation” shall mean the Company’s Second Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on or prior to the Series R Closing Date, as amended from time to time.

“Investors” shall mean the Series B Holders, the Series C Holders and the Purchasers, and with respect to only Sections 2.1 through 2.13 of this Agreement (and with respect to any terms used within Sections 2.1 through 2.13 hereof that, by definition, include the “Investors” and solely with respect to the use of such terms in such Sections) and with respect to Section 7.1 of this Agreement the term “Investors” shall also include the Series R Holder.

“Majority Investors” shall mean those holders of a majority of the Registrable Securities issued or issuable to the Investors upon conversion of outstanding Series B Stock, Series C Stock, Series D Stock, Series R Stock and Series R-1 Stock; provided, however, that with respect to Section 3.10 of this Agreement and with respect to Section 7.1 of this Agreement (solely as Section 7.1 relates to amendments and waivers of this Agreement that do not include amendments or waivers of the rights granted to the Series R Holder pursuant to this Agreement), the term “Majority Investors” shall not include the holders of Registrable Securities issued or issuable upon conversion of any Series R Stock or Series R-1 Stock.

“New Shares” shall mean (a) any Common Stock or Preferred Stock or other equity securities of the Company whether now authorized or not, (b) any rights, options, or warrants to purchase said shares, and (c) securities of any type whatsoever that are, or may become, convertible into, exercisable, exchangeable, or carrying rights to subscribe for any equity securities of the Company (collectively with the securities referred to in clause (b) above, “Options”); provided, however, that “New Shares” does not include (i) securities offered to the public pursuant to a registration statement filed under the Securities Act in connection with a

Qualified IPO; (ii) securities issued pursuant to the acquisition of another Person by the Company by merger, consolidation, amalgamation, exchange of shares, the purchase of substantially all of the assets or otherwise in a transaction that has been approved by the Majority Investors; (iii) up to 3,675,522 shares of Common Stock (appropriately adjusted to take account of any stock split, stock dividend, combination of shares, recapitalization or other similar event) issuable to officers, directors, employees and consultants of the Company or a subsidiary pursuant to the exercise of options granted or shares of Common Stock directly issued under the Equity Incentive Plan and such options and other rights to acquire Common Stock granted thereunder; (iv) securities issued to the Company’s stockholders in connection with any share split, share dividend, recapitalization, split-up, subdivision or other similar event; (v) shares of Common Stock issued upon conversion of Preferred Stock; (vi) any shares of Common Stock issued to Emory University pursuant to Section 1.3 of that certain Stock Purchase Agreement dated December 10, 1998, between Emory University and the Company; (vii) shares of Common Stock or Preferred Stock issued pursuant to rights of first refusal, pre-emptive, anti-dilution or similar rights outstanding on the date hereof; (viii) securities issued or deemed issued in connection with a strategic business transaction approved by a majority of the Board, including the representative (if any) of the Series D Stock designated by the Lead Purchaser as contemplated by Section 3.1(a)(ii) of this Agreement; and (ix) the Warrants, the Series R-1 Warrants and all securities issued or issuable upon exercise, conversion, exchange or transfer of either the Warrants or the Series R-1 Warrants.

“Preferred Stock” shall mean the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock, the Series D-1 Stock, the Series R Stock and the Series R-1 Stock authorized by the Certificate of Incorporation.

“Registrable Securities” shall mean (i) the Common Stock issued or issuable to any Investor pursuant to the conversion of the Purchased Securities or to the Series R Holder pursuant to the conversion of the Series R Stock or the Series R-1 Stock, (ii) any Common Stock issued or issuable in respect of the shares contemplated by clause (i) above upon any share split, share dividend, recapitalization, split-up, subdivision or other similar event, and (iii) Common Stock issued or issuable in replacement or exchange of any of the securities issued in clauses (i) or (ii) above, provided however that shares of Common Stock that are Registrable Securities shall cease to be Registrable Securities (a) upon any sale pursuant to an effective registration statement or Rule 144 under the Securities Act or (b) upon any transfer or assignment which does not comply with the requirements of Section 2.9 of this Agreement.

“Stockholders” shall mean the Existing Investors, the Existing Stockholders and the Series R Holder.

Other than the foregoing, the other terms defined in the Existing Stockholders’ Agreement (including in Section 1.1 thereof and Schedule 6 thereto) shall remain in full force and effect, as modified hereby.

The following definitions are hereby added to the Existing Stockholders’ Agreement:

“Series R Closing Date” shall have the meaning given to such term in Section 1.2 of this Joinder and Amendment Agreement.

“Series R Holder” shall mean Hoffmann-La Roche Inc.

“Series R Stock” shall mean the Series R Preferred Stock of the Company, par value $0.001 per share.

“Series R-1 Stock” shall mean the Series R-1 Preferred Stock of the Company, par value $0.001 per share.

“Series R-1 Warrants” shall mean the Warrant(s) to Purchase Shares of Preferred Stock of Pharmasset, Inc. that are issued by the Company to Roche on the Series R Closing Date with respect to an aggregate of 470,588 shares of Series R-1 Preferred Stock, together with all warrants issued in replacement or substitution thereof, including, without limitation, balance warrants issued upon the partial exercise of such warrants.

1.2 Effect. This Joinder and Amendment Agreement shall come into effect forthwith upon the closing of the purchase by the Series R Holder of the Series R Stock pursuant to the Series R Purchase Agreement (the date of such closing being the “Series R Closing Date”). This Joinder and Amendment Agreement and the Certificate of Incorporation filed in connection with the closing of the transactions contemplated by the Series R Purchase Agreement amend in certain respects the Existing Stockholders’ Agreement, the existing Amended and Restated Certificate of Incorporation of the Company and all other prior agreements between the Company and any one or more of the Stockholders with respect to the subject matter hereof and thereof. Without limiting the generality of the foregoing, upon the effectiveness of this Joinder and Amendment Agreement, the Existing Stockholders’ Agreement shall be amended to include the Series R Holder as a Stockholder thereunder, and the Parties agree that the Series R Holder shall be entitled to such rights and benefits of, and shall be subject to the same obligations, restrictions and terms applicable to, the Stockholders party thereto generally, as if the Series R Holder was an original signatory thereto as a Stockholder, all as specifically set forth herein and therein.

SECTION 2. AMENDMENT AND JOINDER TO REGISTRATION RIGHTS.

2.1 Amendment to Section 2.11. Section 2.11 of the Existing Stockholders’ Agreement is hereby deleted and replaced by the following:

“2.11 Other Registration Rights. The Company shall not grant to any Person any registration rights more favorable than or inconsistent with any of those contained herein without the consent of the holders of at least 66 2/3% of the outstanding Registrable Securities, so long as any of the registration rights under this Agreement remain in effect.”

2.2 Joinder of Series R Holder as “Investor”. From and after the Series R Closing Date, the Parties agree that the Series R Holder shall be deemed to be an “Investor” solely under Sections 2.1 through 2.13 (inclusive) of the Existing Stockholders’ Agreement and with respect to Section 7.1 of the Existing Stockholders’ Agreement, and shall be entitled to all the rights and benefits of, and subject to the obligations, restrictions and terms applicable to, an Investor under such Sections 2.1 through 2.13 (inclusive) and Section 7.1 of the Existing Stockholders’ Agreement. The Series R Holder shall not be deemed to be a “Investor” for any other purpose or under any Section or provision of the Existing Stockholders’ Agreement other than Section 2.1 through 2.13 (inclusive) and Section 7.1 of the Existing Stockholders’ Agreement.

SECTION 3. VOTING AGREEMENT AND INFORMATION RIGHTS.

3.1 Voting Agreement. From and after the Series R Closing Date, until otherwise designated in writing by the Existing Investors who hold, at such time, a majority of the Registrable Securities held by all Existing Investors, the Series R Holder shall vote all of the voting securities of the Company (including the Preferred Stock and the Common Stock) over which such Series R Holder has voting control, shall take all other necessary or desirable actions within its control (whether in its capacity as a stockholder or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents or resolutions in lieu of meetings) and shall otherwise be subject to the obligations and agreements of a “Stockholder” pursuant to Sections 3.1, 3.2 and 5.4 of the Existing Stockholders’ Agreement, as amended hereby.

3.2 Information Rights. In lieu of all other information, inspection and other similar rights set forth in the Existing Stockholders’ Agreement, including, without limitation, those set forth in Sections 3.3 and 3.4 of the Existing Stockholders’ Agreement, so long as the holders of the Series R Stock hold at least twenty-five percent (25%) of the number of shares of Series R Stock (as adjusted for stock splits, reverse splits, combinations, stock dividends and similar events) held immediately after the closing of the transactions contemplated by the Series R Purchase Agreement, the Company shall deliver to each holder of Series R Stock (subject to the terms of Section 3.2(d) below):

(a) At least sixty (60) days prior to the commencement of each new fiscal year, projected financial statements for such fiscal year;

(b) Within one hundred twenty (120) days after the close of each fiscal year of the Company, commencing with the fiscal year ending on December 31, 2004, an audited consolidated balance sheet and statements of income and retained earnings and of cash flows of the Company and its Subsidiaries for the year then ended, audited by an accounting firm selected by the Board, which annual financial statements shall show the financial position of the Company and such Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of the Company’s and such Subsidiaries’ consolidated operations during such fiscal year; and

(c) Within thirty (30) days after the end of each fiscal quarter, unaudited financial statements reflecting the Company’s most recent fiscal quarter, including a report reflecting the

Company’s performance for such quarter as compared to the Company’s projected budget for such quarter.

(d) Notwithstanding the provisions of this Section 3.2, (i) the Company shall not be obligated to furnish or allow access to information to any transferee of any holder of Series R Stock unless such transferee holds (or will hold immediately following such transfer) not less than 150,000 shares of Series R Stock (as adjusted for stock splits, reverse splits, combinations, stock dividends or similar events) and each such transferee shall have agreed in writing to be bound by the provisions of the Existing Stockholders’ Agreement, as amended hereby, and (ii) the terms of Sections 3.3 through 3.10 (inclusive) of the Existing Stockholders’ Agreement shall not be deemed to be amended by this Joinder and Amendment Agreement and such Sections shall continue in full force and effect with respect to the Company and the Existing Investors and Existing Stockholders.

3.3 Termination. The rights granted pursuant to this Section 3 may not be transferred to any Person (other than an Affiliate of the Series R Holder) without the prior written consent of the Company and shall terminate (a) immediately prior to the consummation of an initial public offering of the Company’s Common Stock, (b) immediately upon the filing of the first annual or quarterly report filed by the Company after it otherwise becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or (c) immediately upon any acquisition, merger, consolidation or other similar transaction as a result of which the Stockholders receive principally cash or publicly traded securities, whichever of (a), (b) or (c) is the first to occur.

SECTION 4. CONFIDENTIALITY

4.1 Confidentiality. The Series R Holder hereby expressly acknowledges, assumes and agrees to abide by the obligations, agreements and terms of Section 6.1 of the Existing Stockholders’ Agreement, including Schedule 6 to such Existing Stockholders’ Agreement (collectively, the “Confidentiality Provisions”) as modified by the following sentence, as if such Confidentiality Provisions were expressly set forth in their entirety in this Joinder and Amendment Agreement.

4.2 Enforcement. The Company and the Series R Holder agree that the covenants set forth in Section 6 (including Schedule 6) of the Existing Stockholders’ Agreement and this Section 4 shall be enforced to the fullest extent permitted by law.

4.3 Transferees. Each and every transferee or assignee of shares from the Series R Holder shall be bound by and subject to all the terms and conditions of this Section 4 (including the terms of Section 6.1 and Schedule 6 of the Existing Stockholders’ Agreement incorporated herein). So long as the provisions of this Section 4 (including the terms of Section 6.1 and Schedule 6 of the Existing Stockholders’ Agreement incorporated herein) are in effect, the Company shall require, as a condition precedent to the transfer of any shares held by the Series R Holder, that the transferee agrees in writing to be bound by, and subject to, the terms and conditions of this Section 4 (including the terms of Section 6.1 and Schedule 6 of the Existing Stockholders’ Agreement incorporated herein) as provided in this Section 4 (including the terms of Section 6.1 and Schedule 6 of the Existing Stockholders’ Agreement incorporated herein) and to ensure that his transferees of such shares shall be likewise bound.

SECTION 5. MISCELLANEOUS

5.1 Amendment to Schedule A. Schedule A to the Existing Stockholders’ Agreement is hereby amended and restated as set forth on Schedule A attached to this Joinder and Amendment Agreement. All references to Schedule A in the Existing Stockholders’ Agreement shall hereafter be deemed to refer to Schedule A attached hereto.

5.2 Incorporation of Miscellaneous Provisions. The provisions of Sections 7.1 (Waivers and Amendments), 7.3 (Successors and Assigns), 7.5 (Notices), 7.6 (Severability), 7.7 (Titles and Subtitles), 7.8 (Counterparts) and 7.9 (Equitable Remedies) of the Existing Stockholders’ Agreement are hereby incorporated in this Joinder and Amendment Agreement as if set forth in their entirety herein (with references to “this Agreement” in such Sections being deemed to refer to this Joinder and Amendment Agreement).

5.3 Governing Law. This Joinder and Amendment Agreement shall be governed by and construed under the laws of the State of Delaware (without giving effect to any conflicts or choice of laws provisions which would cause the application of the domestic substantive laws of any other jurisdiction).

5.4 Entire Agreement. The Existing Stockholders’ Agreement, as amended by this Joinder and Amendment Agreement, constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

5.5 Affiliate Shares. For purposes of determining the availability of rights and obligations of the Series R Holder hereunder and under the Existing Stockholders’ Agreement, as amended hereby, unless otherwise provided, all shares of the Preferred Stock held by Affiliates of such Series R Holder (as determined pursuant to Section 2.9 of the Existing Stockholders’ Agreement, as amended hereby) shall be aggregated.

5.6 Company Obligations Excused in Certain Cases. Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to offer, sell or issue to any Person any Shares or take any other action otherwise required under the Existing Stockholders’ Agreement, as amended hereby, at any time if such Person does not satisfy the representations and warranties set forth in Article IV of the Series R Purchase Agreement with respect to such offer, sale, issuance and securities or if such action would otherwise be considered to cause a violation of Section 5 of the Securities Act or any other applicable securities laws relating to the issuance of securities by the Company.

[Signatures On Following Pages]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment and Joinder to Second Amended and Restated Stockholders’ Agreement as of the date set forth in the first paragraph hereof.

COMPANY:		SERIES R HOLDER:

PHARMASSET, INC.		HOFFMANN-LA ROCHE INC.

By:	/s/ Raymond F. Schinazi	By:	/s/Dennis E. Burns
Name:	Raymond F. Schinazi	Name:	Dennis E. Burns
Title:	Chairman	Title:	Vice President, Global Head of Business Development
Address:		Address:

	Telecopier:____________________________		Telecopier:___________________________

EXISTING INVESTORS:

BURRILL LIFE SCIENCES CAPITAL FUND, L.P.

		By:	Burrill & Company (Life Sciences GP), LLC, its general partner

		By:	/s/ G. Steven Burrill
		Name:	G. Steven Burrill
		Title:	Managing Member

BURRILL INDIANA LIFE SCIENCES CAPITAL FUND, L.P.

		By:	Burrill and Company (Indiana GP), LLC, its general Partner

		By:	/s/ G. Steven Burrill
		Name:	G. Steven Burrill
		Title:	Managing Member

[Signature Page to First Amendment and Joinder Agreement]

EXISTING INVESTORS (Cont’d):

MPM BIOVENTURES III, L.P.

By:	MPM BioVentures III GP, L.P., its General
Partner

By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title:	Series A Member

BB BIOVENTURES L.P.

By:	BAB BioVentures L.P., its
General Partner

By:	BAB BioVentures, N.V., its
General Partner

By:	/s/ Ansbert K. Gädicke
Name:	Ansbert K. Gädicke, M.D.

MPM BIOVENTURES PARALLEL FUND, L.P.

By:	MPM BioVentures I LP, its General Partner

By:	MPM BioVentures I LLC, its
General Partner

By:	/s/ Ansbert K. Gädicke
Name:	Ansbert K. Gädicke, M.D.
Title:	Manager

MPM ASSET MANAGEMENT INVESTORS 1999 LLC

By:	/s/ Ansbert K. Gädicke
Name:	Ansbert K. Gädicke, M.D.
Title:	Manager

[Signature Page to First Amendment and Joinder Agreement]

EXISTING INVESTORS (Cont’d):

MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P., its
General Partner

By:	MPM BioVentures III LLC, its
General Partner

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title:	Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P., in its
capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC, its
General Partner

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title:	Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.

By:	MPM BioVentures III GP, L.P., its
General Partner

By:	MPM BioVentures III LLC, its
General Partner

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title:	Series A Member

MPM ASSET MANAGEMENT INVESTORS 2004 BVIII LLC

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title:	Series A Member

[Signature Page to First Amendment and Joinder Agreement]

EXISTING INVESTORS (Cont’d):

TVM V LIFE SCIENCE VENTURES GMBH & CO. KG

By:	/s/ Gert Caspritz
Name:	Gert Caspritz
Title:	Managing Limited Partner

By:	/s/ David Poltack
Name:	David Poltack
Title:	Managing Limited Partner

TVM IV GMBH & CO. KG

By:	/s/ Gert Caspritz
Name:	Gert Caspritz
Title:	Managing Limited Partner

By:	/s/ David Poltack
Name:	David Poltack
Title:	Managing Limited Partner

[Signature Page to First Amendment and Joinder Agreement]

EXISTING INVESTORS (Cont’d):

MDS LIFE SCIENCES TECHNOLOGY FUND II NC LIMITED PARTNERSHIP

By:	MDS LSTF II (NCGP) Inc., its General Partner

By:	/s/ Graysanne Bedell
Name:	Graysanne Bedell, Secretary
Title:	Greg Gubitz, Vice-President

MDS LIFE SCIENCES TECHNOLOGY FUND II QUEBEC LIMITED PARTNERSHIP

By:	MDS LSTF II (QGP) Inc., its General Partner

By:	/s/ Graysanne Bedell
Name:	Graysanne Bedell, Secretary
Title:	Greg Gubitz, Vice-President

MLII CO-INVESTMENT FUND NC LIMITED PARTNERSHIP

By:	MLII (NCGP) Inc., its General Partner

By:	/s/ Graysanne Bedell
Name:	Graysanne Bedell, Secretary
Title:	Greg Gubitz, Vice-President

[Signature Page to First Amendment and Joinder Agreement]

CDIB BIOSCIENCE VENTURES I, INC.

By:	/s/ Benny T. Hu
Benny T. Hu

[Signature Page to First Amendment and Joinder Agreement]

EXISTING STOCKHOLDERS:

/s/ Raymond F. Schinazi, Ph.D.
Raymond F. Schinazi, Ph.D.

/s/ Chung K. Chu, Ph.D.
Chung K. Chu, Ph.D.

/s/ Dennis Liotta, Ph.D.
Dennis Liotta, Ph.D.

/s/ Jean-Pierre Sommadossi, Ph.D.
Jean-Pierre Sommadossi, Ph.D.

/s/ Carol Lynn Schinazi
Carol Lynn Schinazi

/s/ Rebecca Elizabeth Schinazi
Rebecca Elizabeth Schinazi

/s/ Jaclyn H. Chu
Jaclyn H. Chu

/s/ Susan Chu Walley
Susan Chu Walley

[Signature Page to First Amendment and Joinder Agreement]

Schedule A

Stockholder’s Name and Address	Number of Common Shares Held	Number and Series of Preferred Shares Held	Number of Series D-1 or R-1 Warrants Held
Purchasers:
Burrill Life Sciences Capital Fund, L.P.	None	1,764,775 Series D Preferred	264,716 D-1 Warrants
Burrill Indiana Life Sciences Capital Fund, L.P.	None	392,172 Series D Preferred	58,826 D-1 Warrants
Address for each of the above 2 entities:
One Embarcadero Center, Suite 2700 San Francisco, CA 94111 Telecopy No.: (415) 591-5401

with a copy to:
Richard Peers, Esq. Heller Ehrman White & McAuliffe LLP 275 Middlefield Road Menlo Park, CA 94025 Telecopy No.: (650) 324-0638

BB BioVentures L.P.	None	348,585 Series D Preferred	52,288 D-1 Warrants
MPM BioVentures Parallel Fund, L.P.	None	39,573 Series D Preferred	5,936 D-1 Warrants
MPM Asset Management Investors 1999 LLC	None	4,079 Series D Preferred	612 D-1 Warrants
MPM BioVentures III, L.P.	None	120,288 Series D Preferred	18,043 D-1 Warrants
MPM BioVentures III-QP, L.P.	None	1,788,843 Series D Preferred	268,327 D-1 Warrants
MPM BioVentures III GmbH & Co. Beteiligungs KG	None	151,175 Series D Preferred	22,676 D-1 Warrants
MPM BioVentures III Parallel Fund, L.P.	None	54,029 Series D Preferred	8,104 D-1 Warrants

Stockholder’s Name and Address	Number of Common Shares Held	Number and Series of Preferred Shares Held	Number of Series D-1 or R-1 Warrants Held
MPM Asset Management Investors 2004 BVIII LLC	None	42,527 Series D Preferred	6,379 D-1 Warrants
Address for each of the above 8 entities:
c/o MPM Asset Management LLC 111 Huntington Avenue 31st Floor Boston, MA 02199 Telephone: (617) 425-9200 Telecopy: (617) 425-9201

TVM V Life Science Ventures GmbH & Co. KG	None	980,423 Series D Preferred	147,064 D-1 Warrants
c/o TVM Management Corporation Attn: Mark G. Cipriano 101 Arch Street, Suite 1950 Boston, MA 02110 Telecopy No.: (617) 345-9377

with a copy to:
c/o TVM Techno Venture Mgmt GmbH & Co. KG Attn: Bernd Seibel Maximilianstr. 35 Entrance C 80539 Munich, Germany Telecopy: No.: 011 49 89 998992 55

MDS Life Sciences Technology Fund II NC Limited Partnership		869,992 Series D Preferred	130,499 D-1 Warrants
100 International Blvd. Toronto, Ontario M9W 6J6

with a copy to:
Legal Department MDS Capital Corp. 100 International Blvd. Toronto, Ontario M9W 6J6 Telecopy No.: (416) 213-4232

Stockholder’s Name and Address	Number of Common Shares Held	Number and Series of Preferred Shares Held	Number of Series D-1 or R-1 Warrants Held
MDS Life Sciences Technology Fund II Quebec Limited Partnership		306,515 Series D Preferred	45,977 D-1 Warrants
2000 Peel Street Suite 560 Montreal, Quebec H3A 2W5

with a copy to:
Legal Department MDS Capital Corp. 100 International Blvd. Toronto, Ontario M9W 6J6 Telecopy No.: (416) 213-4232

MLII Co-Investment Fund NC Limited Partnership
100 International Blvd. Toronto, Ontario M9W 6J6		392,169 Series D Preferred	58,825 D-1 Warrants

with a copy to:
Legal Department MDS Capital Corp. 100 International Blvd. Toronto, Ontario M9W 6J6 Telecopy No.: (416) 213-4232

CDIB BioScience Ventures I, Inc.
c/o CDIB BioScience Venture Management, Inc. Attn: Tai-Sen Soong 30th Floor, 99 Tun Hwa South Rd., Section 2 Taipei, Taiwan Telecopy No.: 011 886 2 2325 0557		588,235 Series D Preferred	88,235 D-1 Warrants

with a copy to:
CDIB BioScience Ventures I, Inc., c/o CDIB BioScience Venture Management, Inc. Attn: Grace Yu 9191 Towne Centre Drive, Suite 575 San Diego, CA 92122 Telecopy No.: (858) 552-6811

Stockholder’s Name and Address	Number of Common Shares Held	Number and Series of Preferred Shares Held	Number of Series D-1 or R-1 Warrants Held
Series C Holders:
TVM IV GmbH & Co. KG
c/o TVM Management Corporation Attn: Mark G. Cipriano 101 Arch Street, Suite 1950 Boston, MA 02110 Telecopy No.: (617) 345-9377		1,357,798 Series C Preferred	78,453 D-1 Warrants

with a copy to:
c/o TVM Techno Venture Mgmt GmbH & Co. KG Attn: Bernd Seibel Maximilianstr. 35 Entrance C 80539 Munich, Germany Telecopy No.: 011 49 89 998992 55

Series B Holders:

BB BioVentures L.P.		2,300,000 Series B	See Above
Preferred
MPM BioVentures Parallel Fund, L.P.		and 500,000 Series A Preferred (collectively)	See Above
MPM Asset Management Investors 1999 LLC

each c/o MPM Asset Management LLC 111 Huntington Avenue 31st Floor Boston, MA 02199 Telephone: (617) 425-9200 Telecopy: (617) 425-9201

Series R Holder: Hoffmann-La Roche Inc.		400,000 Series R	470,588
340 Kingsland Street Nutley, NJ 07110-1199 Attn: General Counsel Telecopy No.: (973) 235-3500		Preferred	R-1 Warrants

with a copy to:
F. Hoffmann-La Roche Ltd. Grenzacherstrasse 124/Bldg 21-292 CH-4070 Basel Switzerland Attn: Carole L. Nuechterlein Telecopy No.: + 41 61 688 4169

Stockholder’s Name and Address	Number of Common Shares Held	Number and Series of Preferred Shares Held	Number of Series D-1 or R-1 Warrants Held
Restricted Stockholders: Raymond F. Schinazi, Ph.D. 2881 Peachtree Road, Apt. #2204 Atlanta, GA 30305	3,495,556	320,500 Series A Preferred	None

Chung K. Chu, Ph.D. 115 Cedar Springs Place Athens, GA 30605	740,224	50,000 Series A Preferred	None

Dennis C. Liotta, Ph.D. 2809 Payton Oaks Drive Atlanta, GA 30345	500,000	5,000 Series A Preferred	None

Jean-Pierre Sommadossi, Ph.D. 7 Lowell Street Cambridge, MA 02138	500,000	50,000 Series A Preferred	None

Carol Lynn Schinazi c/o Raymond F. Schinazi, Ph.D 2881 Peachtree Road, Apt. #2204 Atlanta, GA 30305	100,000	None	None

Rebecca Elizabeth Schinazi c/o Raymond F. Schinazi, Ph.D 2881 Peachtree Road, Apt. #2204 Atlanta, GA 30305	104,444	None	None

Jaclyn H. Chu 2124 Pine Street, Unit 2F Philadelphia, PA 19103	4,888	30,000 Series A Preferred	None

Susan Chu Walley 1625 Woodfern Drive Birmingham, AL 35209	4,888	30,000 Series A Preferred	None

Exhibit A

Existing Stockholders’ Agreement

(Please refer to Exhibit 4.6 to the S-1,

Second Amended and Restated Stockholders’ Agreement,

dated as of August 4, 2004.)